UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA	0-23264	35-1542018
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA 40 MONUMENT CIRCLE SUITE 700 INDIANAPOLIS, INDIANA	46204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 266-0100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On February 14, 2011, the Nasdaq Stock Market (“Nasdaq”) informed Emmis Communications Corporation (the “Company”) that the closing bid price of the Company’s Class A Common Stock (listed on the Nasdaq Global Select Market under the symbol “EMMS”) has been above $1.00 per share for at least ten consecutive trading days and that the Company is now in compliance with Marketplace Rule 5450(a)(1) (the “Minimum Bid Price Rule”).

Note: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

• general economic and business conditions;

• fluctuations in the demand for advertising and demand for different types of advertising media;

• our ability to service our outstanding debt;

• increased competition in our markets and the broadcasting industry;

• our ability to attract and secure programming, on-air talent, writers and photographers;

• inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

• increases in the costs of programming, including on-air talent;

• inability to grow through suitable acquisitions;

• changes in audience measurement systems

• new or changing regulations of the Federal Communications Commission or other governmental agencies;

• competition from new or different technologies;

• war, terrorist acts or political instability; and

• other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: February 14, 2011	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President, General Counsel and Secretary